Exhibit 5.1

September 2, 2025

Investar Holding Corporation

10500 Coursey Boulevard

Baton Rouge, Louisiana 70808

Re:         Investar Holding Corporation

Ladies and Gentlemen:

We have acted as special counsel to Investar Holding Corporation, a Louisiana corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (“Registration Statement”) with respect to the resale by the selling stockholders identified in the Registration Statement of up to an aggregate of 1,547,603 shares of the Company’s common stock (“Shares”) issuable upon conversion of the Company’s 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”).

In rendering the opinion expressed herein, we have examined copies the following documents: (i) the Restated Articles of Incorporation of the Company, as amended by the Articles of Amendment establishing the Series A Preferred Stock; (ii) the Amended and Restated By-laws of the Company; (iii) the Registration Statement; (iv) relevant resolutions of the board of directors of the Company; and (v) such other instruments, documents and records as we have deemed necessary, relevant or appropriate for the purposes hereof.  We have also reviewed such questions of law as we have deemed necessary or appropriate.

In our examination, we have assumed the genuineness of all signatures; the legal capacity and competency of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as copies; and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records, and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.  We have also made and relied upon the assumption that a sufficient number of shares of common stock of the Company will remain available for issuance of the Shares, in part in reliance on the reservation of such number of shares by the Company, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumption.

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares issuable upon conversion of the Series A Preferred Stock have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters.  The foregoing opinion is limited in all respects to the Louisiana Business Corporation Act, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is expressed as of the date hereof. Except as required by law, we assume no obligation to update or supplement this opinion to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fenimore Kay Harrison LLP

Fenimore Kay Harrison LLP